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                                                                     EXHIBIT 4.2

                             AMENDMENT NO. 5 TO THE
                         POOLING AND SERVICING AGREEMENT

     THIS AMENDMENT NO. 5 (this "Amendment") to the Pooling and Servicing Agreement is made as of July 13, 2000 by and among Navistar Financial Securities Corporation, a Delaware corporation ("NFSC"), Navistar Financial Corporation, a Delaware corporation ("Navistar Financial"), and The Bank of New York, a New York banking corporation, as Master Trust Trustee (the "Master Trust Trustee").

     NFSC, as Seller, Navistar Financial, as Servicer, and the Master Trust Trustee are parties to a Pooling and Servicing Agreement, dated as of June 8, 1995, and amended by Amendment No. 1, dated September 12, 1995, by Amendment No. 2, dated March 27, 1996, by Amendment No. 3, dated July 17, 1998 and by Amendment No. 4 dated June 2, 2000 (as amended, the "Pooling and Servicing Agreement"). The Seller, the Servicer and the Master Trust Trustee have agreed to amend the Pooling and Servicing Agreement in the manner set forth herein. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Pooling and Servicing Agreement.

     1. Amendment to the Section 1.01. The following provisions of Section 1.01 shall be amended as follows:

     A. Clause (ii) of the definition of "Dealer" shall be deleted and replaced by the following:

          "(ii) a truck equipment manufacturer with whom ITEC or an affiliate of ITEC has a valid agreement to sell International Vehicles,"

     B. The definition of "OEM Vehicle" shall be deleted in its entirety and replaced with the following:

          "OEM Vehicle" shall mean a new medium duty or heavy duty truck, bus or trailer manufactured by, or for, a manufacturer other than ITEC or an affiliate of ITEC.

     C. The definition of "Navistar Vehicle" shall be deleted in its entirety and replaced with the following:

          "International Vehicle" shall mean any medium duty or heavy duty truck, bus or trailer produced by, or for, ITEC or an affiliate of ITEC and sold by ITEC to a Dealer.

     D. The definition of "NITC" shall be deleted in its entirety and replaced with the following:



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          "ITEC" shall mean International Truck and Engine Corporation (formerly known as Navistar International Transportation Corp.).

     E. Clause (ii) of the definition of "Dealer Note" shall be deleted and replaced by the following:

          "(ii) a used medium or heavy-duty truck, bus or trailer for which NFC chooses to provide financing to a Dealer."

     F. Wherever the term "NITC" is used in the Pooling and Servicing Agreement such term shall be replaced with the term "ITEC." All references in the Pooling and Servicing Agreement to "NITC" shall be deemed to refer to "ITEC."

     2 Amendment to Section 6.12. In Section 6.12(c), the words "Series Invested Amount for such Series" shall be shall be deleted in their entirety and replaced with the words "Invested Amount for each Class of such Series."

     3. Amendment to Section 9.02. In Section 9.02(a)(ii)(x), the words "of each Class" shall be deleted in their entirety and replaced with the words "the senior most outstanding Class of such Series."

     4. Amendment to Section 13.01. In the first sentence of Section 13.01(b), the words "not less than 66-2/3% of the aggregate Series Invested Amounts of the Investor Certificates of all adversely affected Series" shall be deleted in their entirety and replaced with the words "not less than 66-2/3% of the aggregate Invested Amount of the senior most outstanding Class of the Investor Certificates of each adversely affected Series".

     5. Miscellaneous. This Amendment shall be construed in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions, except that the obligations, rights and remedies of the Master Trust Trustee shall be determined in accordance with the internal laws of the State of New York, without regard to conflict of law provisions. This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which together constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Pooling and Servicing Agreement; and the Pooling and Servicing Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument. Promptly after the execution of this Amendment the Master Trust Trustee shall furnish written notification of the substance of this Amendment to each Investor Certificateholder.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to the Pooling and Servicing Agreement to be duly executed by their respective officers as of the date first written above.

                                  NAVISTAR FINANCIAL SECURITIES CORPORATION
                                           as Seller


                                  By:/s/ R. Wayne Cain
                                     -------------------------------------------
                                  R. Wayne Cain
                                  Vice President and Treasurer


                                  NAVISTAR FINANCIAL CORPORATION
                                           as Servicer


                                  By:/s/ R. Wayne Cain
                                     -------------------------------------------
                                  R. Wayne Cain
                                  Vice President and Treasurer


                                  THE BANK OF NEW YORK
                                           as Master Trust Trustee


                                  By: /s/ Erwin Soriano
                                      ------------------------------------------
                                  Name: Erwin Soriano
                                  Title: Assistant Treasurer